Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated February 22, 2010, with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report of The GEO Group, Inc. on Form 10-K for the year ended January 3, 2010. We hereby consent to the incorporation by reference of said reports in the Registration Statements of The GEO Group, Inc. on Form S-4 (File No. 333-163912, effective December 22, 2009), Forms S-3 (File No. 333-141244, effective March 13, 2007 and File No. 333-111003, effective December 8, 2003 as amended by File No. 333-111003, effective January 20, 2004 as amended by File No. 333-111003, effective January 26, 2004) and Forms S-8 (File No. 333-142589, effective May 3, 2007, File No. 333-79817, effective June 2, 1999, File No. 333-17265, effective December 4, 1996, File No. 333-09977, effective August 12, 1996 and File No. 333-09981, effective August 12, 1996).

/s/  Grant Thornton, LLP

Miami, Florida
February 22, 2010